Exhibit 99

GORMAN-RUPP ANNOUNCES TRANSFER TO NYSE

Mansfield, Ohio – May 3, 2017 – The Gorman-Rupp Company (NYSE MKT: GRC) today announced that it intends to transfer the listing of its common stock to the New York Stock Exchange (“NYSE”) from the NYSE MKT. The Company’s common stock, which will continue to trade under the ticker symbol GRC, is expected to commence trading on the NYSE effective May 16, 2017. The stock will continue to trade on the NYSE MKT until the transfer is complete. The transfer is expected to be seamless for the Company’s investors and shareholders.

“We believe listing on the NYSE, one of the world’s most recognized stock exchanges, will help the Company reach investors and shareholders more efficiently and effectively,” said Jeffrey S. Gorman, President and CEO.

About The Gorman-Rupp Company

Founded in 1934, The Gorman-Rupp Company is a leading designer, manufacturer and international marketer of pumps and pump systems for use in diverse water, wastewater, construction, dewatering, industrial, petroleum, original equipment, agriculture, fire protection, heating, ventilating and air conditioning (HVAC), military and other liquid-handling applications.

Safe Harbor Statement

In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, The Gorman-Rupp Company provides the following cautionary statement: This news release contains various forward-looking statements based on assumptions concerning The Gorman-Rupp Company’s operations, future results and prospects. These forward-looking statements are based on current expectations about important economic, political, and technological factors, among others, and are subject to risks and uncertainties, which could cause the actual results or events to differ materially from those set forth in or implied by the forward-looking statements and related assumptions. Such factors include, but are not limited to, the risks described from time to time in our reports filed with the Securities and Exchange Commission. Except to the extent required by law, we do not undertake and specifically decline any obligation to review or update any forward-looking statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments or otherwise.

Brigette A. Burnell

Corporate Secretary

The Gorman-Rupp Company

Telephone (419) 755-1246

NYSE MKT: GRC

For additional information, contact James C. Kerr, Chief Financial Officer, Telephone (419) 755-1548.